Exhibit 99.1

Unique Fabricating, Inc. Reports Fourth Quarter and Full Year 2015 Results

Auburn Hills, MI - March 2, 2016 -- Unique Fabricating, Inc. ("Unique” or the "Company”)(NYSE MKT: UFAB), which engineers and manufactures multi-material foam, rubber, and plastic components utilized in noise, vibration and harshness management and air/water sealing applications for the automotive and industrial appliance market, today announced its financial results for the three and twelve months ended January 3, 2016.
Full-year Financial Highlights and Recent Developments

•	Revenue of $143.3 million in full year 2015 versus $126.5 million in full year 2014, an increase of 13.3% year-over-year

•
Adjusted EBITDA of $15.6 million in full year 2015, including $4.1 million for non-cash charges specifically related to depreciation and amortization and non-cash stock awards, versus $14.5 million last year(1)

•	Adjusted diluted earnings per share of $0.76 in 2015 versus $0.73 in 2014(1)

•	Declared a quarterly cash dividend of $0.15 per share payable on March 7, 2016 for stockholders of record as of February 29, 2016

•	Closed accretive and synergistic acquisition of Great Lakes Foam Technologies, Inc. to broaden solutions offering and expand reach into new markets

•	Awarded a new program order by a major Japanese OEM for new TwinShape™ foam duct to be installed in select 2017 model SUVs

•	Subsequent to year-end, closed its Murfreesboro,Tennessee manufacturing facility to enhance operational efficiency

(1) For a reconciliation of GAAP to Non-GAAP results for Adjusted EBITDA and Adjusted diluted earnings per share please refer to the financial tables below.

“2015 was a successful year for Unique highlighted by our strong financial performance, a successful public offering, an accretive acquisition and a number of operational initiatives which position us well to achieve our long term growth objectives,” said John Weinhardt, Chief Executive Officer. “We enter 2016 with good visibility and are confident that we will continue to benefit from a number of favorable industry trends in both the automotive and industrial markets.”

“Growing demand from automotive manufacturers for greater fuel efficiency and the need for quieter vehicles continues to drive demand for our multi-material foam, rubber and plastic components,” Weinhardt added. “We see a significant opportunity to introduce new products like our TwinShape™ foam ducts, which are gaining traction, to help automotive manufacturers advance light-weighting initiatives and improve fuel efficiency. The integration of Great Lakes Foam Technologies, Inc. went according to plan and we will continue to opportunistically, evaluate accretive acquisitions that can broaden our solutions offering and expand our reach into new markets, helping to diversify our revenues and further strengthen our free cash flow.”
Fourth Quarter Financial Summary
Total revenue for the quarter ended January 3, 2016 increased to $35.6 million, up 6.9%, or $2.3 million from $33.3 million during the same period last year. The increase was driven by the acquisition of Great Lakes Foam Technologies, Inc. which closed on August 31, 2015, as well as from the introduction of new products and increased market penetration.

Gross profit for the quarter period ended January 3, 2016 was $8.2 million, or 22.9% of total revenue, compared to $8.6 million, or 25.7% of revenues, for the corresponding period last year. The decrease in gross margin was due to sales of lower margin water heater wraps in Q4 2015, higher material costs due to a change in sales mix, and one time high margin business received by Unique in 2014.

Adjusted EBITDA for the quarter ended January 3, 2016 was $3.5 million compared to $4.0 million in the fourth quarter 2014. The decrease is primarily a result of lower margins in the fourth quarter of 2015 versus 2014, partially offset by earnings generated from higher sales in this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the quarter ended January 3, 2016 was $0.15 compared to $0.21 in the fourth quarter 2014. The increase in shares outstanding as a result of the company’s initial public offering is the primary reason for the year over year decrease. The diluted weighted average shares outstanding increased from approximately 6.9 million in the fourth quarter last year to approximately 9.8 million this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Net income for the quarter ended January 3, 2016 was $1.0 million, or $0.10 per basic and diluted share, compared to $1.5 million, or $0.22 per basic and $0.21 per diluted share, in the fourth quarter of 2014.
Full Year Financial Summary
Total revenue for full year 2015 increased to $143.3 million, up 13.3%, or $16.8 million from $126.5 million for the full year 2014. The year over year revenue growth was driven by increased market penetration and the introduction of new products, as well as contributions from the acquisition of Great Lakes Foam Technologies, Inc, which closed on August 31, 2015.

Gross profit for full year 2015 was $33.8 million, or 23.6% of revenues, compared to $31.5 million, or 24.9% of revenues, for the full year 2014. The decrease in gross margin is primarily the result of sales of lower margin thermal water heater wraps, which launched in April 2015.

2015 Adjusted EBITDA was $15.6 million compared to $14.5 million for the full year 2014.  The year-over-year increase in Adjusted EBITDA is primarily a result of earnings generated from higher sales in the comparable periods this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Adjusted diluted earnings per share for the fully year 2015 was $0.76 compared to $0.73 for full year 2014. The diluted weighted average shares outstanding during this period increased from approximately 6.9 million in 2014 to approximately 8.4 million this year. Please refer to the financial tables below for a reconciliation of GAAP to Non-GAAP results.

Net income for full year 2015 was $5.0 million, or $0.62 per basic and $0.60 per diluted share, respectively, compared to $4.5 million or $0.66 per basic and $0.65 per diluted share, respectively, in full year 2014.
Balance Sheet Summary
As of January 3, 2016, the Company had approximately $727,000 in cash and cash equivalents, as compared to January 4, 2015, when the Company had $756,000.

Total debt outstanding as of January 3, 2016 was $31.2 million compared to $40.0 million as of January 4, 2015.

As of January 3, 2016, the Company had $10.1 million of available unused capacity, further subject to borrowing base restrictions and outstanding letters of credit, under its $25.0 million revolving credit facility.
2016 Outlook
As previously announced, management expects:

•	Full year 2016 revenue of $160 million to $163 million

•	Full year 2016 adjusted diluted earnings per share of $0.84 to $0.87

•	Full year 2016 adjusted EBITDA of $18.0 million to $18.5 million

Declaration of Dividends
As previously announced, Unique's Board of Directors approved payment of a quarterly cash dividend of $0.15 per share on February 11, 2016. The dividend will be paid on March 7, 2016 to shareholders of record as of the close of business on February 29, 2016.
Quarterly Results Conference Call
Unique will host a conference call and live webcast to discuss fourth quarter and full year 2015 results today at 9:00 a.m. Eastern Time. To access the call, please dial 1-888-428-9473 (toll-free) or 1-719-325-2402 and reference conference ID 2488618. The conference call will also be webcast live on the Investor Relations section of the company's website at http://uniquefab.investorroom.com/.

A replay of the call will be available from 12:00 pm ET on March 2, 2016 until 11:59 p.m. ET on March 9, 2016 by dialing 1-877-870-5176 (United States) or 1-858-384-5517 (international) and using pin number 2488618.
A replay of the webcast will be available on the Investor Relations section of the Company's website for at least 90 days.
About Unique Fabricating, Inc.
Unique Fabricating, Inc. (NYSE MKT: UFAB) engineers and manufactures components for customers in the automotive and industrial appliance market. The Company’s solutions are comprised of multi-material foam, rubber, and plastic components and utilized in noise, vibration and harshness (NVH) management, acoustical management, water and air sealing, decorative and other functional applications. Unique leverages proprietary manufacturing processes including die cutting, thermoforming, compression molding, fusion molding, and RIM injection molding of polyuerethane to manufacture a wide range of products including air management products, heating ventilating and air conditioning (HVAC), seals, fender stuffers, air ducts, acoustical insulation, door water shields, gas tank pads, light gaskets, topper pads, mirror gaskets and glove box liners. The Company is headquartered in Auburn Hills, Michigan. For more information, visit http://www.uniquefab.com/.
Safe Harbor Statement
Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. Forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause the Company's or the Company's industry's actual results, levels of activity, performance or achievements including statements relating to the Company’s 2016 Outlook to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by this press release. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward looking statements. Such forward-looking statements include statements regarding, among other things, our expectations about revenue and earnings per share. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, those discussed in our Prospectus, dated June 30, 2015 filed with the Securities and Exchange Commission pursuant to Rule 424(b) and in particular the Section entitled “Risk Factors” of the Prospectus, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this press release are made as of the date of this press release, and Unique Fabricating does not intend to update this information, unless required by law. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.
About Non-GAAP Financial Measures
We present Adjusted EBITDA and Adjusted Diluted Earnings Per Share in this press release to provide a supplemental measure of our operating performance. We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, non-recurring integration expense, non-cash stock awards, non-recurring step-up of inventory basis to fair market value, non-recurring IPO costs, transaction fees related to our acquisitions, and restructuring expenses. We calculate Adjusted Diluted Earnings Per Share based upon earnings before non-cash stock awards, non-recurring expenses, transaction fees, and restructuring expenses, including the tax impact associated with these adjusting items. We believe that Adjusted EBITDA and Adjusted Diluted Earnings Per Share are useful performance measures used by us to facilitate a comparison of our operating performance and earnings on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under generally accepted accounting principles in the United States of America (GAAP) can provide alone. Our board and management also use Adjusted EBITDA as one of the primary methods for planning and forecasting overall expected performance and for evaluating on a quarterly and annual basis actual results against such expectations, and as a performance evaluation metric in determining achievement of certain compensation programs and plans for Company management. In addition, the financial covenants in our senior secured credit facility are based on Adjusted EBITDA, as presented in this press release, subject to dollar limitations on certain adjustments.

Investor Contact:
Hayden IR
Brett Maas/Rob Fink
646-536-7331/646-415-8972
ufab@haydenir.com
Source: Unique Fabricating, Inc.

UNIQUE FABRICATING, INC.
Consolidated Statements of Operations

	Thirteen Weeks Ended January 3, 2016	Thirteen Weeks Ended January 4, 2015	Fifty-Two Weeks Ended January 3, 2016	Fifty-Two Weeks Ended January 4, 2015
	(Unaudited)	(Unaudited)
Net Sales	$35,627,452	$33,329,052	$143,309,634	$126,480,235
Cost of Sales	27,456,393	24,772,645	109,488,101	95,020,102
Gross Profit	8,171,059	8,556,407	33,821,533	31,460,133
Selling, General, and Administrative Expenses	6,105,103	5,571,020	23,372,201	21,325,888
Restructuring Expenses	374,230	—	374,230	—
Operating Income	1,691,726	2,985,387	10,075,102	10,134,245
Non-operating Income (Expense)
Investment income	—	21,170	230	21,192
Other income	4,234	5,852	23,021	50,627
Interest expense	(317,988)	(905,555)	(2,755,091)	(3,667,400)
Total non-operating expense	(313,754)	(878,533)	(2,731,840)	(3,595,581)
Income – Before income taxes	1,377,972	2,106,854	7,343,262	6,538,664
Income Tax Expense	372,761	649,951	2,314,324	2,073,824
Net Income	$1,005,211	$1,456,903	$5,028,938	$4,464,840
Net Income per share
Basic	$0.10	$0.22	$0.62	$0.66
Diluted	$0.10	$0.21	$0.60	$0.65

UNIQUE FABRICATING, INC.
Consolidated Balance Sheets

	January 3, 2016	January 4, 2015
Assets
Current Assets
Cash and cash equivalents	$726,898	$756,044
Accounts receivable – net	20,480,186	18,747,468
Inventory – net	14,585,611	10,488,051
Prepaid expenses and other current assets:
Prepaid expenses and other	1,494,697	1,613,327
Refundable taxes	55,477	—
Deferred tax asset	1,063,721	1,288,704
Assets held for sale	2,033,327	—
Total current assets	40,439,917	32,893,594
Property, Plant, and Equipment – Net	18,761,178	17,920,073
Goodwill	19,213,958	15,183,417
Intangible Assets	20,139,213	16,748,466
Other assets
Investments – at cost	1,054,120	1,054,120
Deposits and other assets	120,742	61,094
Debt issuance costs	192,098	289,942
Total assets	$99,921,226	$84,150,706
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$11,430,662	$10,177,820
Current maturities of long-term debt	2,519,069	2,018,133
Income taxes payable	—	90,169
Accrued compensation	2,283,833	2,791,260
Other accrued liabilities	1,159,028	1,498,094
Total current liabilities	17,392,592	16,575,476
Long-term debt – net of current portion	13,906,993	29,000,612
Line of credit	14,787,191	8,952,865
Other long-term liabilities
Deferred tax liability	5,774,452	6,497,330
Other liabilities	46,874	86,511
Total liabilities	51,908,102	61,112,794
Redeemable Common Stock – 0 and 2,415,399 shares issued and outstanding with a redemption value of $0 and $11,362,481 at January 3, 2016 and January 4, 2015, respectively	—	6,445,977
Stockholders’ Equity
Common stock, $0.001 par value – 15,000,000 shares authorized and 9,591,860 and 4,324,599 issued and outstanding at January 3, 2016 and January 4, 2015, respectively	9,592	4,325
Additional paid-in-capital	44,352,188	13,723,456
Retained earnings	3,651,344	2,864,154
Total stockholders’ equity	48,013,124	16,591,935
Total liabilities and stockholders’ equity	$99,921,226	$84,150,706

UNIQUE FABRICATING, INC.
Consolidated Statements of Cash Flows

	Fifty-Two Weeks Ended January 3, 2016	Fifty-Two Weeks Ended January 4, 2015
Cash Flows from Operating Activities
Net income	$5,028,938	$4,464,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,903,429	3,524,669
Amortization of debt issuance costs	269,629	313,853
Loss on sale of assets	48,135	25,626
Loss on extinguishment of debt	386,552	—
Bad debt (recovery) expense, net of recoveries	(36,811)	407,248
(Gain) loss on derivative instrument	(39,638)	55,785
Stock option expense	205,845	34,331
Excess tax benefits from stock based compensation	(139,060)	—
Deferred income taxes	(496,427)	(1,173,395)
Changes in operating assets and liabilities that provided (used) cash:
Accounts receivable	(694,902)	(1,820,427)
Inventory	(2,981,751)	(1,798,050)
Prepaid expenses and other assets	6,005	914,044
Accounts payable	(158,202)	1,893,740
Accrued and other liabilities	(359,982)	285,860
Net cash provided by operating activities	4,941,760	7,128,124
Cash Flows from Investing Activities
Purchases of property and equipment	(3,565,578)	(3,885,050)
Proceeds from sale of property and equipment	73,847	17,264
Acquisition of Chardan Corporation, net of cash	—	(2,316,911)
Working capital adjustment from acquisition of PTI	—	173,740
Acquisition of Great Lakes Foam Technologies, Inc., net of cash	(11,819,991)	—
Working capital adjustment from acquisition of Great Lakes Foam Technologies, Inc.	(127,401)	—
Net cash used in investing activities	(15,439,123)	(6,010,957)
Cash Flows from Financing Activities
Net change in bank overdraft	660,447	311,065
Payments on debt and in-kind interest	(15,151,028)	(2,022,598)
Proceeds from revolving credit facilities	5,834,326	1,216,409
Debt issuance costs	—	(13,400)
Expenses of in process equity offering	—	(575,792)
Post acquisition payments for Unique Fabricating	(755,018)	(168,633)
Proceeds from the issuance of common stock pursuant to initial public offering	25,673,750	—
Payment of initial public offering costs	(3,452,674)	—
Proceeds from exercise of stock options and warrants	397,071	—
Excess tax benefits from stock based compensation	139,060	—
Distribution of cash dividends	(2,877,717)	—
Net cash provided by (used in) financing activities	10,468,217	(1,252,949)
Net Decrease in Cash and Cash Equivalents	(29,146)	(135,782)
Cash and Cash Equivalents – Beginning of period	756,044	891,826
Cash and Cash Equivalents – End of period	$726,898	$756,044

Supplemental Disclosure of Cash Flow Information – Cash paid for
Interest	$2,588,894	$3,482,230
Income taxes	$2,619,977	$2,466,091
Supplemental Disclosure of Cash Flow Information – Non cash investing and financing activities for
Note payable incurred for Chardan acquisition	$—	$500,000
Accretion on redeemable common stock	$1,364,031	$1,852,840

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA

	Thirteen Weeks Ended January 3, 2016	Thirteen Weeks Ended January 4, 2015	Fifty-Two Weeks Ended January 3, 2016	Fifty-Two Weeks Ended January 4, 2015
GAAP Net income	$1,005,211	$1,456,903	$5,028,938	$4,464,840
Plus: Interest expense, net	317,988	905,555	2,755,091	3,667,400
Plus: Income tax expense	372,761	649,951	2,314,324	2,073,824
Plus: Depreciation and amortization	1,140,805	924,015	3,903,429	3,524,669
Plus: Non-cash stock award	45,081	6,892	205,845	34,331
Plus: Non-recurring integration expenses	54,686	19,043	86,873	109,617
Plus: Non-recurring step-up of inventory basis to fair market value	56,148	—	146,191	383,970
Plus: Non-recurring IPO costs	—	—	230,000	—
Plus: Transaction fees	129,535	—	545,384	236,537
Plus: Restructuring expenses	374,230	—	374,230	—
Adjusted EBITDA	$3,496,445	$3,962,359	$15,590,305	$14,495,188

UNIQUE FABRICATING, INC.
Reconciliation of GAAP Net Income to Adjusted Diluted Earnings Per Share

	Thirteen Weeks Ended January 3, 2016	Thirteen Weeks Ended January 4, 2015	Fifty-Two Weeks Ended January 3, 2016	Fifty-Two Weeks Ended January 4, 2015
GAAP Net income	$1,005,211	$1,456,903	$5,028,938	$4,464,840
Plus: Non-cash stock award	45,081	6,892	205,845	34,331
Plus: Non-recurring integration expenses	54,686	19,043	86,873	109,617
Plus: Non-recurring step-up of inventory basis to fair market value	56,148	—	146,191	383,970
Plus: Non-recurring IPO costs	—	—	230,000	—
Plus: Transaction fees	129,535	—	545,384	236,537
Plus: Debt extinguishment costs	—	—	386,552	—
Plus: Restructuring expenses	374,230	—	374,230	—
Less: Tax impact	(178,450)	(8,001)	(622,465)	(242,455)
Adjusted Net income	$1,486,441	$1,474,837	$6,381,548	$4,986,840

Diluted Weighted Average Shares Outstanding	9,822,053	6,863,619	8,426,937	6,863,619
Net income per share
Diluted - GAAP	$0.10	$0.21	$0.60	$0.65
Diluted - Adjusted	$0.15	$0.21	$0.76	$0.73